Exhibit 10.11

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

NON-RESIDENTIAL LEASE AGREEMENT

In Touro, on October 26, 2021

GATHERED

On the one hand, GALCHIMIA, S.A. (hereinafter, “GALCHIMIA”) a Spanish company, with registered address at [***], and holder of N.I.F. (Número de Identificación Fiscal [Tax Identification Number]) [***], duly represented by Ms. María do Carme Pampín Casal, in her capacity as Director.

And, on the other hand, ORIGO BIOPHARMA, S.L. (hereinafter, “ORIGO”) a Spanish company, domiciled at [***], and provided with N.I.F. [***], duly represented by Mr. Ramon Bosser Artal, in his capacity as Representative.

Hereinafter, GALCHIMIA and ORIGO shall be collectively referred to as the “Parties” and individually as the “Party”.

The Parties mutually recognize the necessary legal capacity to contract and be bound freely and, for this purpose,

STATE

I.-	That ORIGO is a business corporation whose activity consists of the research, development and marketing of products and services in the pharmaceutical field (the “Activity”).

II.-	That GALCHIMIA owns the Industrial Building described below (hereinafter, the “Industrial Building”):

a.	Description: Located at Parque Empresarial de Touro (Touro Business Park), plots 26-27, Fonte Díaz, Touro (A Coruña), whose approximate built surface area is 940 m2.

b.	Registration: It is registered in the Property Registry of Arzúa.

c.	Cadastral Reference: 15086A3 0100247 0001 DJ

III.-	That for the development of the Activity, ORIGO has been leasing, as lessee, to GALCHIMIA, as lessor, the space of the Industrial Building described below (the “Space”):

a.	Open-plan space of approximately 30 square meters of useful surface area, of which 10 m2 corresponds to a laboratory (the “Laboratory Space”) and 20 m2 corresponds to an office (the “Office Space”). The number of square meters indicated herein is approximate and subject to modification in accordance with the provisions of this Agreement.

b.	The interior of the Space is duly conditioned for use by ORIGO.

c.	Likewise, ORIGO declares that it knows and accepts that the Space is used in a shared manner with the workers, investigators and/or collaborators of GALCHIMIA (as well as with those persons that GALCHIMIA decides at all times), not being, therefore, its exclusive use.

d.	A descriptive plan of the Space is attached as Annex I.

IV.-	That ORIGO is aware of and expressly accepts the physical, constructive, urban and administrative situation of the aforementioned Space.

V.-	The Parties state that it is in the interest of both to enter into a new non-residential lease agreement (hereinafter, the “Agreement”), which will be governed by the following:

CLAUSES

1.-	OBJECT

1.1	This Agreement establishes the terms and conditions under which ORIGO leases and GALCHIMIA assigns, under lease, the Space described in Recital III, as well as the facilities, elements and common areas that are part of it.

1.2	ORIGO shall allocate the Space to laboratory and office, in accordance with its Activity, excluding the possibility that it may in the future allocate it to any other intended use, without the prior and express written authorization of GALCHIMIA, in the event that ORIGO’s purpose was to modify the current use of the Space to other uses, even if these are covered by municipal legislation and ordinances.

1.3	By signing this Agreement, the Parties fully terminate the existing old lease agreement between the two. For these purposes, the Parties declare that all obligations under the previous lease agreement have been duly fulfilled, with the Parties being released from any liability that may arise from it.

2.-	ECONOMIC CONDITIONS

2.1	Rent

2.1.1	In consideration for the lease of the Space, ORIGO will pay GALCHIMIA the amounts detailed below:

a.	In consideration for the use of the Office Space, ORIGO will pay a monthly rent of €226.66 per User, as this term is defined in Clause 2.1.4 below.

b.	The above quantity includes the following items:

1.	Use of individual workstations;

2.	Use of meeting rooms and video conferencing and reprography equipment;

3.	Receipt of postal and courier mail;

4.	Management of Users’ registrations and deregistrations;

5.	User access control;

6.	Internet connection. However, ORIGO will be responsible for the expenses arising from the installation of new computer lines and new Internet access, as well as their consumption.

7.	Waste management;

8.	Supply consumption (electricity, gases, water, telephone, etc.).

c.	Likewise, in consideration for the use of the Laboratory Space, ORIGO will pay a monthly rent of €666.66 per User, as this term is defined in Clause 2.1.4 below.

The above quantity includes the use of one (1) fully equipped laboratory hood for the execution of small-scale chemical synthesis projects. Likewise, the elements indicated in Clause 2.1.1 (b) above are also provided for the use, by ORIGO, of the Laboratory Space.

2.1.2	GALCHIMIA’s provision of personal computers and cell phones is excluded from the services described above.

2.1.3	GALCHIMIA is empowered to discontinue Users’ access to the elements established in Clauses 2.1.1 (b) and (c) above in the event of a non-payment of more than three (3) consecutive monthly Rent payments or within a period of twelve (12) months.

2.1.4	For the purposes of this Agreement, “User” or “Users” shall be understood as the person who has the right to use the Space in accordance with the following procedure:

a.	ORIGO must have requested GALCHIMIA, in advance and in writing, the access of the person or persons of interest who have access to the Space, providing the information required by the latter.

b.	GALCHIMIA will inform ORIGO if it grants authorization for the requested increase in Users, which, in any case, will imply acceptance of the increase in Rent in accordance with the provisions set forth below.

c.	In any case, any increase in the number of Users permitted, as provided herein, will imply an increase in the Rent, which may be reflected in an addendum or annex to this Agreement, indicating (i) the new number of Users who will have access to the Space, (ii) the new amount of the Rent and (iii) where applicable, the new number of square meters of the Space subject to lease.

d.	Likewise, GALCHIMIA may deny ORIGO the increase in the number of Users, provided that this is duly justified for reasons of capacity and internal organization.

2.1.5	The Parties declare that, as of the date of this Agreement, the total number of Users amounts to 4.5, who are distributed as follows:

a.	one (1) User for the Laboratory Space, and

b.	three and a half (3.5) Users for the Office Space (with User 0.5 corresponding to a part-time worker of Origo).

2.1.6	In accordance with the provisions of this Clause 2, the Parties declare that the current amount that ORIGO must pay to GALCHIMIA as Rent, in consideration of the current number of Users of the Space, is set at €666.66, for the Laboratory Space, and €793.34, for the Office Space, with the total of both amounts being €1,460 (the “Current Rent”).

2.1.7	Updates that may be made to the Rent as a result of the increase in the number of Users, in accordance with this Agreement, will be applied to the amount of the Rent that ORIGO must pay the month following the request.

2.1.8	All of the above amounts will be subject to the corresponding taxes and withholding in accordance with current legal regulations.

2.2	Form of payment

2.2.1	ORIGO shall pay GALCHIMIA the Rent each month in advance within the first five (5) days of each calendar month.

2.2.2	Payment of the amount of the Rent will be made by ORIGO by direct debit to the following account, held by GALCHIMIA, [***].

2.3	Delay

2.3.1	In the event of a delay, even if it is partial, of more than three (3) months in the monthly payment of the Rent, GALCHIMIA will apply, as a penalty, on the amounts pending payment, the legal rate of late interest published in the BOE, in force at the time of payment. The payment of this penalty will not grant the right to delay the rest of the payments of the Rent, and GALCHIMIA may initiate the legal actions it deems appropriate.

2.4	Rent Update

2.4.1	The Rent will be updated each year, if applicable, according to the increase experienced by the General Consumer Price Index (or any index that replaces it) (the “CPI”) published by the National Institute of Statistics for Galicia, during the previous year, the index being the one for the month of December. Updates will always take effect on January 1 of each year.

2.4.2	In the event that the CPI variation during the review period is negative, the amount of the Rent in force on the update date will remain unchanged until the next positive review date, when the update rule provided for herein will be applied again.

2.4.3	In no event shall the lag or delay in the collection of the Rent applying the update referred to in the previous paragraph imply a waiver or loss of GALCHIMIA’s right to collect the Rent applying such update.

2.5	Expenses and taxes

2.5.1	Any amount payable by ORIGO under this Agreement shall include Value Added Tax (or tax replacing it), which shall be borne by ORIGO, at the rates in effect from time to time.

2.5.2	During the term of the Agreement, ORIGO will be responsible for all expenses and taxes that must be paid as a direct consequence of the Activity carried out by the latter in the scope of the Space, with the exception of those taxes attributable to the owner thereof, such as the Real Estate Tax or any other tax that has the owner as taxpayer.

3.-	BOND

3.1	As a guarantee of its obligations, at the time of signing the Agreement, ORIGO will deliver to GALCHIMIA an amount equivalent to two (2) monthly payments of the agreed Rent, as a bond. If applicable, once five (5) years have elapsed of the duration of this Agreement, the bond constituted will be updated to be equivalent to two (2) monthly payments of the corresponding Rent.

3.2	The bond is established in the amount of €2,920.- equivalent to two (2) monthly payments of the Rent.

3.3	GALCHIMIA states that it will deposit the bond at the [***].

3.4	GALCHIMIA may use such amount to cover any liability resulting from a breach of ORIGO’s obligations under this Agreement, GALCHIMIA being obliged to inform ORIGO of its intention to apply such bond and of the breach that motivates it. Upon termination of the Agreement, for any reason, any amount not applied to cover a liability of ORIGO shall be reimbursed to it within a maximum period of two (2) months from the date of termination of this Agreement.

4.-	DURATION OF THE AGREEMENT, EXTENSIONS AND WITHDRAWAL

4.1	This Agreement shall enter into force on January 2, 2022 and shall have an initial duration of one (1) year, starting on January 2, 2022.

4.2	At the expiration of the one (1) year period, the Parties shall be empowered to terminate this Agreement, provided that there has been a written communication addressed to the other Party, stating that it is their will, sent at least two (2) months prior to the expiration date of the aforementioned term.

4.3	Once this initial term of one (1) year has ended, and the Parties have not made use of their power of termination indicated in Clause 4.2 above, the Agreement will be automatically extended for annual periods, unless prior written notice of either Party by reliable notification at least two (2) months in advance.

5.-	INSURANCE

5.1	ORIGO undertakes and is responsible for ensuring that its workers, investigators and/or collaborators who perform their work in the Space, by virtue of this Agreement, comply with current legislation, general operating standards and those of the Industrial Building, and especially in relation to everything that affects the safety and health of people and the protection of the environment.

5.2	ORIGO is directly and exclusively responsible for all damages that may be caused to third parties or things that are a direct consequence of the activities that it carries out in the Space or for non-compliance with current legislation, general operating standards and those of the Industrial Building. In no event shall GALCHIMIA be liable for any damages that ORIGO may cause to its own assets as a result of its own Activity.

5.3	For these purposes, ORIGO undertakes to take out and commits to keep in force for the entire duration of the Contract an insurance policy that guarantees the economic consequences derived from the civil liability that may correspond to it in the exercise of its Activity in the Space, for a minimum amount of €500,000, undertaking to submit to GALCHIMIA a certificate from the insurance company that proves its subscription, during the first month as of the date of signature of the Agreement, and annually accredit its renewal and update. ORIGO will deliver a copy of the policy to GALCHIMIA, as well as the copy of the annual receipts for payment of the amounts thereof.

5.4	GALCHIMIA declares that it has taken out and undertakes to keep in force throughout the duration of the Agreement, a general insurance policy that covers the possible damages that may be caused to the Industrial Building and its facilities.

6.-	WORKS AND PRESERVATION

6.1	ORIGO shall not modify the interior of the Space, and may not carry out any type of work or repair therein. In accordance with the foregoing, GALCHIMIA undertakes to keep the Space in correct and adequate condition for use by ORIGO for the development of the Activity, understanding as such, the maintenance of the Space in the same or equivalent characteristics as those of the date of execution of this Agreement.

6.2	Notwithstanding the foregoing, in the event that ORIGO considers that it is necessary to carry out any structural work or repair of the Space that is necessary and material for the development of the Activity by ORIGO, it will communicate it to GALCHIMIA in writing, who will inform if it authorizes or denies it, not being able to reject the requested works without reasonable justification. In the event of a discrepancy, the Parties shall undertake to negotiate in good faith the need and suitability of the works or repairs requested by ORIGO. If the Parties do not reach an agreement, the Parties shall submit the discrepancy to an expert technician, forcing the Parties to comply with his decision (“Expert Technician”).

The Expert Technician must be a prestigious person, with a presence in Santiago de Compostela and with recognized experience in the construction sector. The procedure for his designation will be as follows: the Parties will meet within a maximum period of THREE (3) business days following the appearance of the discrepancy, to choose by mutual agreement a competent technician. In the event of a disagreement in the designation, the interested Party shall request such designation from the Dean of the Official Association of Architects of Galicia, who shall appoint the Expert Technician among its collegiates with experience in projects of similar characteristics of at least TEN (10) years, within a maximum period of TEN (10) business days.

The Expert Technician shall act for the benefit of and as contracted by all Parties, shall be deemed to act as expert and not as arbitrator and shall take into consideration the provisions of this Agreement, and any other relevant documentation. The Expert Technician must issue his report on the issue submitted to him within a maximum period of TWENTY (20) calendar days from his receipt of the request for his intervention.

The Expert Technician’s decision shall be conclusive and binding on the Parties (in the absence of an objection based on an error detected within a period of FIVE (5) business days from receipt of the notification of the Decision, an issue that must be resolved as soon as possible by the Expert Technician himself).

The cost of the Expert Technician’s intervention shall be borne equally by the Parties unless, in his Decision, the Expert Technician completely dismisses the position of any of them with respect to the issues that are submitted to his decision, in which case, the cost shall be borne by the Party whose position is totally dismissed.

6.3	ORIGO may place signage or any other distinctive or promotional sign representative of its brand or trade name on the exterior of the Industrial Building, with prior express written authorization from GALCHIMIA, and in accordance with the standards adopted for the entire Industrial Building. Likewise, ORIGO must obtain the relevant administrative authorizations and licenses to install any signage or other distinctive or promotional sign, which must also respect the size, place and shape required by the mandatory ordinances.

6.4	GALCHIMIA is empowered to remove those exterior elements that are placed without its required authorization, upon written notification to ORIGO.

6.5	ORIGO declares that it is aware that other spaces of the Industrial Building may be in the process of conditioning or undergoing works during the term of the Agreement, and accepts the inconvenience that this situation may entail, expressly waiving any claim for any compensation for this reason.

7.-	INTERNAL GALCHIMIA REGULATIONS AND INDUSTRIAL BAY OPERATING MANUALS

7.1	ORIGO shall be subject to GALCHIMIA’s internal operating rules and regulations, as well as the specific operating manual of the Industrial Building where the Space is located, which is attached to this Agreement as Annex III.

7.2	ORIGO states that it has been given the aforementioned policies and regulations and that it is aware of the content thereof.

7.3	Likewise, GALCHIMIA undertakes to provide ORIGO, with due notice, with the modifications or updates that may occur thereof.

8.-	SPACE CONDITION

8.1	ORIGO declares that it is in current possession of the Space, knowing and accepting the current condition thereof.

9.-	SPACE PRESERVATION

9.1	Preventive, Corrective and Space Conservation Maintenance

9.1.1	With regard to the preventive and corrective maintenance as well as the conservation of the Space, the elements and common areas, the Parties agree that this service is included within the Rent and that they will be executed by GALCHIMIA.

9.2	Delivery of the Space once the Agreement ends

9.2.1	At the time of the termination of the Agreement, for any reason, ORIGO shall be obliged to leave and deliver the Space and its contents, in good condition, except for the typical wear and tear of its use, free of liens, obligations and debts that it may have assumed, with ORIGO being responsible for the execution and cost of the actions that must be carried out for such purposes, including the replacement of equipment and/or property deteriorated by misuse.

9.3	Storage of hazardous material

9.3.1	Laboratory Users may store and/or handle in the Space explosive, flammable or unsanitary materials or products that are strictly essential for the performance of the Activity, after obtaining the licenses and permits and in compliance with the corresponding legal provisions, as well as GALCHIMIA’s internal policies and regulations.

9.3.2	Explosive, flammable or unsanitary materials, or that affect the good conservation of the environment, may not be stored or handled in the other spaces of the Industrial Building.

10.-	COORDINATION OF BUSINESS ACTIVITIES

10.1	For the purposes provided for in Royal Decree No. 171/2004, of January 30, which develops Article 24 of State Law 31/1995, of November 8, on the Prevention of Occupational Risks, in the area of coordination of business activities, ORIGO and GALCHIMIA undertake to comply with all the requirements and obligations imposed on it by the aforementioned regulations, regarding the development of concurrent activities in the Industrial Building where the Space that is the subject matter of this Agreement is located.

10.2	For its part, GALCHIMIA, as owner of the Industrial Building, undertakes to comply with the obligations that the aforementioned regulations impose on business owners of workplaces.

11.-	INDEPENDENCE OF THE PARTIES

11.1	The assignment of use of the Space, furniture and other goods and materials found therein does not imply the existence or creation of an associative, agency or legal dependence relationship between ORIGO and GALCHIMIA. In this regard, it will also be understood that the respective workers, investigators and/or collaborators of ORIGO who perform their functions and activities in the GALCHIMIA Space are legally and for all purposes solely and exclusively dependent on ORIGO and are subject to its guidelines, with full independence of GALCHIMIA, with ORIGO being solely and directly responsible for compliance with all labor obligations, if applicable, towards these workers, investigators and/or collaborators.

11.2	In this regard, ORIGO is obliged to adopt all necessary measures for the protection of the safety and health of its respective workers, investigators and/or collaborators who perform their functions and activities in the GALCHIMIA Space, in terms of occupational risk assessment and prevention, information, right to consultation and participation, training of these workers, investigators and/or collaborators, emergency and imminent risk actions and health control, as set out in the regulations on the prevention of occupational risks.

12.-	CAUSES FOR EARLY TERMINATION OF THE AGREEMENT

12.1	GALCHIMIA may terminate this Agreement in the following cases:

12.1.1	In the event of non-payment of three (3) monthly payments, whether consecutive or not, even if partial, in the manner and terms stipulated in this Agreement, of the amounts that accrue as Rent, as well as any other amount that corresponds to GALCHIMIA, an amount that will be considered for all purposes as related to Rent.

12.1.2	In the event of liquidation of the legal entity ORIGO, extinction for any reason thereof or disqualification from the exercise of trade.

12.1.3	In the event that the Space and the facilities, elements and common areas are not maintained in good condition, or are not intended for the use agreed in this Agreement, or when executing works of any kind that may affect this Space, without the prior, express and written consent of GALCHIMIA.

12.1.4	In the event of an assignment, sublease, transfer, subrogation, in favor of a third person, individual or legal entity, by ORIGO of the rights derived from the Agreement without the prior express written consent of GALCHIMIA.

12.1.5	And, in general, in the event of a serious breach of any of the obligations assumed by ORIGO under this Agreement.

12.2	All the cases contemplated herein shall entitle GALCHIMIA to terminate the Agreement in question without the right to compensation in favor of ORIGO, who, in case of termination, must proceed to the delivery, within ten (10) business days following notification by GALCHIMIA of the occurrence of any of the above causes for termination of the Agreement, of the possession of the occupied Space and facilities, assigned items and furniture, leaving them completely free and available to GALCHIMIA, in perfect condition.

13.-	ADMINISTRATIVE PERMITS AND LICENSES

13.1	ORIGO is responsible for processing, obtaining, paying, maintaining and renewing, throughout the term of the Agreement and any extension thereof, all permits, licenses and/or authorizations that are necessary for the performance of its Activity, and will be responsible for all expenses and contributions that may arise therefrom. Likewise, GALCHIMIA shall be held harmless against any liability in the event that the competent administration denies, revokes or cancels such permits, licenses and/or authorizations.

13.2	GALCHIMIA states that the Industrial Building where the Space that is the subject matter of this Agreement is located has and will keep in force all the licenses, permits and authorizations required by the applicable legislation, as well as those legally required for the development of the activities that are carried out within the Industrial Building.

13.3	GALCHIMIA has the activity and operation licenses necessary for the performance of the activities carried out on the Industrial Building in accordance with the applicable legislation, especially environmental legislation, and those related to the treatment and storage of chemicals.

13.4	Energy performance certificate of the Industrial Building

13.4.1	The Industrial Building, where the Space of this Agreement is located, has the corresponding energy performance certificate, which is available to ORIGO.

14.-	ASSIGNMENT OF THE AGREEMENT OR INDUSTRIAL BAY

14.1	This Agreement, signed between GALCHIMIA and ORIGO, is executed in a very personal capacity, due to the special characteristics of ORIGO and the activities it carries out in the Space; it may not assign, contribute to companies or transfer the Leased Space in whole or in part or, ultimately, transfer in any form, in whole or in part, any of the rights it holds under the Agreement, without the prior express written authorization of GALCHIMIA.

14.2	The situations described will be considered as transfer, sublease or assignment not consented to and, consequently, will be cause for immediate termination of the Agreement.

14.3	The Parties agree that GALCHIMIA may not transfer ownership of the Industrial Building, in whole or in part, unless the new owner/s expressly accept/s subrogation in the contractual position of GALCHIMIA under this Agreement.

15.-	CONFIDENTIALITY AND DATA PROTECTION RIGHT

15.1	The Parties shall refrain from accessing the Confidential Information of the other Party, and in the event that they have involuntary access to such Confidential Information, they shall refrain from using, disclosing or communicating it to any other person.

15.2	For the purposes of this Clause 15.-, "Confidential Information" means all scientific, technical, commercial, business, corporate, legal and financial information, know-how or data disclosed by one of the Parties to the other, or otherwise held by one of the Parties (regardless of whether the owner of such information is such Party, any of its affiliates or another third party) and to which the other Party has access within the Industrial Building.

Confidential Information includes, but is not limited to, DNA sequences and their derivatives, vectors, cells, antibodies, proteins, targets, biological substances, identification and specification of biological substances, chemicals, chemical formulas, inventions (patentable or not), trade secrets, agreements with third parties, technical knowledge, ideas, formulations, techniques, processes, methodology, test design, equipment, experimental data, including preclinical and clinical data, data reports, internal documentation, computer programs, algorithms and information regarding sources of supply, intellectual property information, including, among others, unpublished patent applications, and the existence, the scope and activities of any investigation, development, manufacture, marketing.

15.3	This confidentiality obligation shall not apply to information that:

(a)	has been published prior to the date of this Agreement;

(b)	is already in the possession of the other Party and is not subject to a confidentiality agreement between the Parties, provided that this fact is made known to the issuing Party at the time of disclosure;

(c)	the Receiving Party may document that it has been independently developed by it; or

(d)	any other that must be disclosed in compliance with an order of a judicial or administrative nature. In this case, the Receiving Party must notify the Issuing Party as far in advance as possible so that it may take such actions as it deems appropriate.

15.4	For the purposes of this Clause 15.-, a Party shall be deemed to possess, have accessed, used, communicated, disclosed or made available Confidential Information, when any of said acts has been carried out by a representative of said Party or by any of its employees, advisers or collaborators. Each Party shall ensure that its employees, consultants or collaborators who may have access to the Confidential Information respect the confidentiality obligations contained in this Clause 15.-.

15.5	The obligations contained in this Clause 15.- shall remain in force, even after the termination of this agreement, as long as the information in question continues to be classified as Confidential Information.

15.6	The Parties fully approve the Confidentiality and Personal Data Processing Agreement signed between them on September 30, 2021, which is attached to this Agreement as Annex II, without prejudice to the provisions of the previous sections, and shall prevail in the event of a discrepancy over the content of the aforementioned Annex.

16.-	NOTICES

16.1	Any notices or requests related to this Agreement will be addressed to the addresses provided for in the heading or to those others that have been previously notified in accordance with the provisions of this clause.

16.2	Notices may be made by any means permitted by law that allows proof of receipt.

17.-	PARTIAL NULLITY

17.1	In the event that any of the terms and conditions of this Agreement are declared null and void, the rest of the terms and conditions shall remain in effect without being affected by such declaration of nullity, and shall be interpreted taking into account the will of the parties and the purpose of this Agreement itself.

18.-	APPLICABLE LAW AND JURISDICTION

18.1	This Agreement shall be governed by its own clauses and, failing that, by Spanish law.

18.2	For the resolution of any dispute or controversy arising from this Agreement, the Parties shall submit to the Courts and Tribunals of Santiago de Compostela, expressly waiving any jurisdiction that may correspond to them.

In witness whereof, both Parties sign this document, in the place and on the date indicated in the heading.

/s/ Carme Pampín Casal	/s/ Ramon Bosser Artal
GALCHIMIA, S.A. Carme Pampín Casal	ORIGO BIOPHARMA, S.L. Ramon Bosser Artal

ANNEXES

ANNEX I	Space Plan

ANNEX II	Confidentiality and Personal Data Processing Agreement

ANNEX III	Industrial Building Operation Manual

ANNEX I

Space Plan

(Intentionally Omitted)

ANNEX II

Confidentiality and Personal Data Processing Agreement

CONFIDENTIALITY AND PERSONAL DATA PROCESSING AGREEMENT

In Touro, on September 30, 2021

GATHERED

On the one hand, Mr. Jacobo Cruces Colado in the name and on behalf of the company GalChimia, S.A., (hereinafter, GalChimia or “Processor”), with CIF (Código de Identificación Fiscal [Fiscal Identification Code]) [***] and registered office located at [***]

And, on the other hand, Mr. Ramon Bosser Artal in the name and on behalf of the company ORIGO BIOPHARMA S.L. (hereinafter “Origo or Controller”), with CIF [***], and registered office located at [***].

Both Parties mutually recognize the legal capacity necessary to sign this document and, therefore,

STATE:

1.            That GalChimia has leased to ORIGO a space dedicated to Laboratory, as recorded in the lease agreement dated January 2, 2020 (“Main Agreement”), modified in the 2nd addendum dated January 2, 2021.

2.            That due to the leasing of part of the Laboratory facilities owned by GalChimia, the ORIGO organization’s staff will have access to them, as well as to confidential information owned by GalChimia and will therefore be obliged to comply with the guidelines on information security and personal data protection implemented by GalChimia.

3.            That ORIGO is the Controller of the processing of personal data that is the subject matter of this Agreement in accordance with the provisions of Regulation (EU) 2016/679 of April 27, 2016 on the protection of natural persons in the processing of their personal data (hereinafter, GDPR) and that in C.L. 3/2018 of December 5 on the Protection of Personal Data and Guarantees of Digital Rights (hereinafter, LOPD).

4.            That GalChimia will act as Data Processor with respect to the data of ORIGO personnel who have access to the GalChimia facilities that are the subject matter of the lease agreement.

5.            That in compliance with the provisions of Article 28 of the GDPR, GalChimia offers sufficient guarantees to implement the appropriate technical and organizational policies, in addition to applying the security measures established in current regulations to protect the rights of data subjects, so both Parties agree to sign this agreement subject to the following

CLAUSES

1.-              Definitions

1.1.            Personal data: for the purposes of this agreement, the specific terms regarding data protection will be interpreted in accordance with the provisions of Article 4 of the GDPR and the LOPD.

1.2.            Confidential Information: for the purposes of this agreement, in relation to Confidential Information, information that may be exchanged between the Parties under this Agreement, regarding technical data, know-how, unpublished discoveries or inventions, patents, research projects, products, and any other of a similar nature, regardless of the type of support in which it is, shall be understood as such.

In particular, Confidential Information is understood to be any information that contains, even in pseudonymized or anonymized form, data considered as sensitive and/or personal as established in the GDPR.

Likewise, all notes, analyses, calculations, reports and other documents or materials prepared by GalChimia or its employees or directors, that contain the Confidential Information or are generated from it, shall be considered Confidential Information.

2.-              Object, nature and purpose of the Personal Data Processing assignment

The processing of data will consist of the fulfillment of the obligations of the assignment carried out according to the Main Agreement, under the conditions and instructions provided by the Controller, regardless of the support in which it has done so. It is expressly indicated that the authorized processing operations will be those strictly necessary to achieve the purpose of the assignment, with the Processor recognizing said limitation.

The purpose of the processing consists of the provision of the service agreed between the Parties in the Main Agreement, and it will be carried out in the premises and with the systems of the Processor.

3.-              Type of personal data and category of data subjects

The personal data that is object of processing by the Processor corresponds to the categories of data subjects that are included in the data processing affected by the contractual relationship that binds the Parties due to the Main Agreement. The categories subject matter of processing to comply with the provision agreed in the Main Agreement will be the following:

-	Data of the workers of the Data Controller who will carry out their activity in the facilities owned by GalChimia, such as: first and last name, image, contact details, telephone number, ID, social security data and data related to the performance of their activity.

The Controller makes this data available to the Processor in relation to compliance with the information security and personal data protection obligations implemented by GalChimia, which must be complied with by ORIGO, in connection with the lease agreement between the Parties, informing it that it must apply the obligations provided for in the regulations for the processing of data, depending on the type it is entitled to, as well as those others that are necessary to maintain the security of the information, ensuring confidentiality, availability, integrity and resilience.

4.-              Duration

This Agreement shall have the same duration as the Main Agreement and any extensions thereof.

6.-              Obligations and rights of the Data Controller

6.1.             The Controller guarantees that the data provided to the Processor have been lawfully obtained and that they are adequate, relevant and limited to the purposes of the processing and makes available to the Processor as much information as is necessary to carry out the services that are the purpose of the assignment, it being the responsibility of the Data Controller to provide the data subjects with the corresponding information regarding the processing of personal data in accordance with Article 13 of the GDPR, and pursuant to the provisions of Articles 87 to 90 of the LOPD and GDD.

6.2.             - The Controller shall deliver to the Processor the data necessary to adapt to the provisions of the obligations of information security and personal data protection related to the lease established in the Main Agreement and specify the instructions corresponding to the Processor with respect to the purposes and means of the processing of such data.

6.3.             - Respect all the obligations that may correspond to it as Controller in accordance with current legal regulations or any other supplementary provision or regulation that is equally applicable to it, and, in particular, in relation to the information security standard implemented by GalChimia and with the Corporate Compliance Program, as well as the protocols and policies that form it.

6.4.             - The Controller warns the Processor that if it determines on its own the purposes and means of the processing, it will be considered a Controller and will be subject to compliance with the applicable regulatory provisions as such.

7.-              Obligations and Rights of the Processor

7.1.             The Processor undertakes to respect all the obligations that may correspond to it as Processor in accordance with the provisions of current regulations and any other provision or regulation that is equally applicable to it and will not assign, apply or use the data to which it has access for a purpose other than the assignment or that entails the breach of this agreement. In particular, it expressly undertakes not to use the data provided by the Controller for its own purposes.

7.2.             The Processor shall make available to the Controller the information necessary to demonstrate compliance with the agreement, allowing the inspections and audits necessary to assess the level of compliance with respect to the processing carried out that is the purpose of the assignment and even those that are of interest to demonstrate regulatory compliance as Controller.

7.3.             The Processor shall maintain a Record of Processing Activities carried out on behalf of the Controller, containing the following information:

a)	The name and contact details of the Controller.

b)	The categories of processing carried out on behalf of the Controller.

c)	A general description of the technical and organizational security measures implemented in the processing.

7.4.            The Processor guarantees the necessary training on the protection of personal data of the persons authorized to process the personal data.

7.5.            The Processor undertakes to apply those necessary security measures that guarantee the security of the personal data that is the responsibility of the Controller and that prevent its alteration, loss, unauthorized processing or access, taking into account the state of the technology, the nature of the data stored and the risks to which they are exposed.

7.6.             The processor undertakes to send to the Controller, without undue delay and no later than the business day after a request is received from the data subjects, any request on the exercise of its rights in the area of data protection or any other request on the subject that may be sent to it by any means, such that the Data Controller will directly address the same in accordance with the obligations that are required of it under the applicable data protection legislation.

7.7.             The Processor must return to the Controller the personal data and, if applicable, the supporting documentation where they are recorded, once the provision of the service has been completed, and the Processor may keep a copy, with the data duly blocked, as long as responsibilities can arise from the execution of the provision of the service.

8.-              Personnel authorized to perform the processing

The Processor guarantees that the personnel authorized to carry out the processing have expressly committed in writing to respect the confidentiality of the data and will take measures to ensure that any person acting under its authority who has access to personal data can only process them following the instructions of the Controller or in compliance with the legislation in force.

The Processor guarantees that the personnel authorized to carry out the processing have received the necessary training to ensure that the protection of personal data will not be put at risk.

The Processor, if the controller requires so, undertakes to make available to it supporting documents, signed individually, that guarantee the commitment of confidentiality, the application of the security measures applied and the training received.

9.               Processing Safety Measures

The Processor states that it is up to date with the obligations arising from the data protection regulations, especially with regard to the implementation of the security measures for the different categories of data and processing established in Article 32 of the GDPR and any regulations that apply to it. Therefore, it guarantees that such security measures will be properly implemented and will cooperate with the Controller to ensure compliance.

In any case, the Processor guarantees that the following data protection measures will be implemented, taking into account the state of the art, the costs of application and the nature, scope, context and purposes of the processing:

•	Pseudonymization and, where appropriate, encryption of personal data.

•	Guarantees applied to achieve the permanent confidentiality, integrity, availability and resilience of processing systems and services.

•	Mechanisms that ensure the restoration of availability and access to data quickly in the event of a physical or technical incident.

•	Establishment of regular verification, evaluation and assessment procedures for the effectiveness of technical and organizational measures to ensure the security of the processing.

10.            Information security breach

Security breaches that the Processor becomes aware of must always be reported, without undue delay and within a maximum of 24 hours, to the Controller for its knowledge and for the application of measures that are necessary to remedy and mitigate the effects caused. All information necessary for the documentation and resolution of the incident must be attached to said communication.

The notification of a security breach shall contain, at a minimum, the following information:

•	Description of the nature of the violation.

•	Categories and the approximate number of stakeholders affected.

•	Categories and the approximate number of data records affected.

•	Description of the possible consequences of the security breach.

•	Measures taken or proposed to remedy or mitigate the effects.

•	Contact details where more information can be obtained (DPO, Safety Officer, etc.).

When the security breach has occurred under the responsibility of the Processor, the Controller may require it to notify the Supervisory Authority and, if necessary, to communicate it to the affected data subjects.

11.             Data communication to third parties

The Processor will not communicate the data to other recipients, unless it has obtained prior written authorization from the Controller, which, if any, will be attached to this agreement. As well as those that were known by the Controller and authorized at the beginning of the contractual relationship between the Parties and with the signing of this Agreement.

12.             International data transfers

The Processor may not carry out data transfers to third countries or international organizations not established in the EU, unless it has obtained prior written authorization from the Controller; which, if any, will be attached to this agreement.

13.             Outsourcing of data processing

The Processor shall not subcontract, in whole or in part, the provision of the main service that involves the processing of personal data entrusted to it by the Controller, unless it has obtained prior written authorization for this; which, if any, shall be attached to this agreement or except for the processing whose subcontracting is established in ANNEX I hereto.

If it is necessary to subcontract any processing, this fact must be communicated in writing to the Controller, indicating the processing that is intended to be subcontracted and clearly and unequivocally identifying the subcontractor company and its contact details. The subcontracting may be carried out if the Controller does not state its objection to the communication made.

The subcontractor, who will also have the status of Processor, is also obliged to comply with the obligations set out in this document for the Processor and the instructions issued by the controller. It is the responsibility of the initial processor to regulate the new relationship so that the new processor is subject to the same conditions (instructions, obligations, security measures...) and with the same formal requirements as it, with regard to the proper processing of personal data and to the guarantee of the rights of the affected persons. In the event of non-compliance by the sub-processor, the initial processor shall remain fully liable to the Controller with respect to compliance with the obligations.

14.             Exercise of Rights by Data Subjects

The Processor shall, whenever possible and taking into account the nature of the processing, create the technical and organizational conditions necessary to assist the Controller in its obligation to respond to requests for the rights of the data subject, and in particular the following:

-	Access, rectification, opposition and deletion.

-	Limitation of processing.

-	Data portability.

-	Not be subject to automated individualized decisions.

When the affected persons exercise the aforementioned rights before the Data Processor, the latter must notify it immediately and in any case on the business day following receipt of the request to admin@origobiopharma.es attaching the necessary documentation to resolve the request that exists in its possession.

However, when the data are processed exclusively with the Processor’s systems, the latter must resolve, on behalf of the Controller and within the established period, the requests received for the exercise of the data subject’s rights in relation to the data that is the subject matter of the assignment.

15.             Right to information

It is the responsibility of the Data Controller to provide the right of information at the time of collection of the data to be communicated to the Data Processor. Likewise, it undertakes to expressly inform the affected workers of the processing to be carried out by GalChimia and to comply with the obligations established in the GDPR for these purposes.

16.             Confidentiality

The Processor undertakes to maintain the duty of secrecy and confidentiality with respect to the personal data to which it has had access under this assignment, even after its purpose ends.

Likewise, ORIGO undertakes to maintain and/or, where appropriate, implement the corresponding Confidentiality of Information and Trade Secret Agreements with the personnel of its organization who will carry out their activity in the leased facilities subject matter of the Main Agreement, according to the guidelines determined for this purpose by GalChimia.

17.             Responsibility

As established in Article 82 of the GDPR, the Processor shall be responsible for the possible penalties and/or compensation for damages and losses caused to data subjects or third parties arising from non-compliance with the processing instructions established by the Controller or the current legal provisions on data protection.

18.             Destination of the data subject to processing

Upon completion of the provision of services under this agreement, the Processor shall certify, at the option of the Controller, the deletion or return of all existing personal data and copies. In any case, the deletion of data is not appropriate when its retention is required due to a legal obligation, in which case the Processor will proceed to the custody thereof by blocking the data and limiting its processing to those cases in which responsibilities may arise from its relationship with the Controller.

In witness whereof, and for the necessary purposes, the Parties sign this agreement, in duplicate, at the place and on the date indicated in the heading.

By GalChimia, S.A.	By ORIGO BIOPHARMA, S.L.

/s/ Carme Pampín Casal	/s/ Ramon Bosser Artal

Ms. Carme Pampín Casal NIF [***]	Mr. Ramon Bosser Artal NIF [***]

ANNEX I

ASSISTANT DATA PROCESSORS

ASSISTANT DATA PROCESSOR: [***].

CONTACT DETAILS: [***]

PURPOSE OF THE PROCESSING: Processing of data of the organization’s personnel in order to provide the agreed service consisting of “Service of occupational risk prevention and health control in the company, as well as information, documentation and training tasks of the preventive service”.

LEGAL GROUNDS:

GDPR: 6.1.b) Processing necessary for the performance of a contract to which the data subject is party or in order to take steps at the request of the data subject prior to entering into a contract.

GDPR: 6.1.c) Processing necessary for compliance with a legal obligation applicable to the controller.

PURPOSES OF THE PROCESSING:

-	Attendance at training activities.

-	Participation in safety risk evacuation drills.

TYPES OF PERSONAL DATA:

-	Employment and organizational data

-	Private contact details and identification details

-	Data relating to personal and professional circumstances and characteristics.

-	Risk Assessment and other reports within the group Health Control activity

-	Fitness for Work Certificates.

GDPR COMPLIANCE: There is a signed agreement that regulates the relationship between the parties as controller and processor in accordance with the provisions of the GDPR.

ASSIGNMENTS AND TRANSFERS OF DATA: No international transfers are made.

They can be communicated to: [***] Development of information systems, support and production, (Located in Spain); and [***] Hosting, networking and connectivity.

ANNEX III

Industrial Building Operation Manual

(Intentionally Omitted)

ADDENDUM I

TO NON-RESIDENTIAL LEASE AGREEMENT

In Touro, on July 15, 2022

Gathered

On the one hand, GALCHIMIA, S.A. (hereinafter, “GALCHIMIA”) a Spanish company, domiciled at [***], and holder of N.I.F. (Número de Identificación Fiscal [Tax Identification Number]) [***], duly represented by Ms. María do Carme Pampín Casal, and holder of D.N.I. (Documento Nacional de Identidad [National Identification Document]) [***], in force, in her capacity as Director.

And, on the other hand, ORIGO BIOPHARMA, S.L. (hereinafter, “ORIGO”) a Spanish company, domiciled at [***], and provided with N.I.F. [***], duly represented by Agomab Therapeutics, sole administrator, in turn represented by Tim Knotnerus, in his capacity as CEO.

Hereinafter, GALCHIMIA and ORIGO may be collectively referred to as the “Parties” and individually as the “Party”.

The Parties mutually recognize the necessary legal capacity to contract and be bound freely and, for this purpose,

State

I.	That, on October 26, 2021, GALCHIMIA and ORIGO signed a non-residential lease agreement by virtue of which ORIGO leases, in the capacity as lessee, to GALCHIMIA, in the capacity as lessor, the space of the Industrial Bay described in the aforementioned agreement (hereinafter, the “Agreement”).

II.	That, by virtue of Clause 2.1.4.c) of the Agreement, the Parties wish to sign this addendum to the Agreement for the purpose of modifying the number of Users who will have access to the Space, the amount of the Rent and the number of square meters of the Space subject to lease (hereinafter, the “Addendum”), all in accordance with the following:

Clauses

First.-            Definitions and interpretation

Except as otherwise provided in this Addendum, those terms, definitions or words expressed in capital letters and not expressly defined in the same Addendum, will be interpreted in the sense set forth and defined for them in the Agreement.

1

Second.-            Leased Space of the Industrial Bay

The Parties agree to modify Recital III a) of the Agreement, regarding the description of the Leased Space of the Industrial Bay, effective at the date of signing this Addendum, the wording of which will, hereinafter, be as follows:

a.	Open-plan space of approximately 40 square meters of useful surface area, of which 20 m2 corresponds to a laboratory (the “Laboratory Space”) and 20 m2 corresponds to an office (the “Office Space”). The number of square meters indicated herein is approximate and subject to modification in accordance with the provisions of this Agreement.

Third.-            Number of Users and amount of the Current Rent

The Parties agree to partially modify Clause 2.1 of the Agreement, relating to the rent, effective on the date of signing this Addendum, the wording of which will, hereinafter, be as follows:

2.1.	Rent

2.1.1.	In consideration for the lease of the Space, ORIGO will pay GALCHIMIA the amounts detailed below:

a.	In consideration for the use of the Office Space, ORIGO will pay a monthly rent of €226.66 per User, as this term is defined in Clause 2.1.4 below.

(…)

c.	Likewise, in consideration for the use of the Laboratory Space, ORIGO will pay a monthly rent of €666.66 per User, as this term is defined in Clause 2.1.4 below.

The above quantity includes the use of two (2) laboratory display cabinets, fully equipped for the execution of small-scale chemical synthesis projects. Likewise, the elements indicated in Clause 2.1.1 (b) above are also provided for the use, by ORIGO, of the Laboratory Space.

(…)

2.1.5.	The Parties declare that, as of the date of this Agreement, the total number of Users amounts to 6, which are distributed as follows:

a.	two (2) Users for the Laboratory Space, and

b.	four (4) Users for the Office Space.

2.1.6.	In accordance with the provisions of this Clause 2, the Parties declare that the current amount that ORIGO must pay to GALCHIMIA as Rent, in consideration of the current number of Users of the Space, is set at €1,333.33, for the Laboratory Space, and €906.67, for the Office Space, with the total of both amounts being €2,240.00 (the “Current Rent”).

(…)

2

Fourth.-            Bond

The Parties agree to amend Clause 3.2 of the Agreement, relating to the bond, effective on the date of signing this Addendum, the wording of which shall hereinafter be as follows:

3.2.	The bond is established in the amount of €4,480.- equivalent to two (2) monthly payments of the Rent.

For the above purposes, and in accordance with the provisions of Clause 3 of the Agreement, GALCHIMIA undertakes to deposit, at the [***], the amount of the difference between the new amount of the above-mentioned bond and the amount that ORIGO has previously delivered to GALCHIMIA, so that the total amount of the deposited bond matches the amount indicated above.

Fifth.-            Closing clause

Everything in the Agreement shall remain in full force and effect, except as contradicted by this Addendum, as the latter prevails.

The legal regime applicable to this addendum in matters of jurisdiction, applicable law or any other circumstance not expressly regulated herein shall be the same as provided for these matters in the Agreement.

In witness whereof, as evidence of acceptance of this agreement, the Parties sign this addendum, in one (1) counterpart and for one sole purpose, at the place and on the date indicated above in the heading.

July 15, 2022 /s/ Carme Pampín Casal	July 15, 2022 /s/ Tim Knotnerus
GALCHIMIA, S.A. Carme Pampín Casal Director	ORIGO BIOPHARMA, S.L. Agomab Therapeutics, in turn represented by Tim Knotnerus, in his capacity as sole manager CEO

3

ADDENDUM II

TO THE NON-RESIDENTIAL LEASE AGREEMENT

This Addendum II is made in Touro on 27 March 2023 but shall have retroactive effect as of the 1st of January, 2023

By and between

On the one hand, GALCHIMIA, S.A. (hereinafter, “GALCHIMIA”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Ms. María do Carme Pampín Casal, holding Spanish ID number [***], in her capacity as Managing Director (“Consejera Delegada”).

And on the other hand, AGOMAB SPAIN, S.L.U. (hereinafter, “AGOMAB”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Mr. Tim Knotnerus, individual representing AGOMAB THERAPEUTICS NV, in its capacity as Sole Director.

Hereinafter, GALCHIMIA and AGOMAB may be referred to, jointly, as the “Parties” and, individually, as the “Party”.

The Parties mutually recognize each other as having the necessary legal capacity to bind themselves pursuant to the terms of the present Addendum II and, to that effect,

Whereas

I.	That on October 26th, 2021, GALCHIMIA and AGOMAB (formerly known as ORIGO BIOPHARMA, S.L.) entered into a non-residential lease agreement (“Contrato de arrendamiento para uso distinto del de vivienda”) by virtue of which GALCHIMIA, as lessor leases, to AGOMAB, as lessee, a specific area of the industrial building (“nave industrial”) described in the aforementioned agreement (hereinafter, the “Agreement”).

II.	That on July 15th, 2022, the Parties entered into an addendum amending the Agreement (the “Addendum I”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

III.	That by virtue of clause 2.1.4 c) of the Agreement, the Parties wish to enter into this addendum to the Agreement for the purpose of modifying the number of Users who will have access to the Area and the amount of the Rent / the number of Users who will have access to the Area, the amount of the Rent and the number of square meters of the Area to be leased (hereinafter, the “Addendum II”), all in accordance with the following:

1

Clauses

First.-	Definitions and construction

Unless otherwise provided in this Addendum II, those terms, definitions or words expressed in capital letters and not expressly defined in this Addendum II, shall be construed as set forth and defined for them in the Agreement.

Second.-	Leased area in the industrial building

The Parties agree to modify the Exhibit III a) of the Agreement, regarding the description of the leased Industrial Building, effective as of the date of execution of this Addendum II, whose wording shall hereinafter read as follows:

“

a.	Open-plan area of approximately 40 square meters of usable space, of which 20 m2 correspond to the laboratory area (“Espacio de Laboratorio") and 20 m2 correspond to the office area ("Espacio de Oficina"). The number of square meters stated herein is approximate and subject to change in accordance with the terms of this Agreement.”

Third.-	Number of users and amount of current rent

The Parties agree to partially modify clause 2.1 of the Agreement, regarding the rent, effective as of the date of signature of this Addendum II, the wording of which shall hereinafter read as follows:

“2.1.	Rent

2.1.1.	In consideration for the lease of the Area, AGOMAB shall pay to GALCHIMIA the amounts detailed below:

a.	In consideration for the use of the Office Area, AGOMAB shall pay a monthly rent of 239.58.-€ per User, as this term is defined in Clause 2.1.4 below.

(...)

c.	In addition, in consideration for the use of the Laboratory Area, AGOMAB shall pay a monthly rent of 704.66.-€ per User, as this term is defined in Clause 2.1.4 below.

The above amount includes the use of two (2) laboratory cabinets, fully equipped for the execution of small-scale chemical synthesis projects. In addition, the items listed in Clause 2.1.1 (b) above are also provided for AGOMAB 's use of the Laboratory Area.

(...)

2.1.5.	The Parties declare that, as of the date of this Agreement, the total number of Users amounts to six (6), which are distributed as follows:

a.	two(2) Users for the Laboratory Area, and

b.	four(4) Users for the Office Area.

2.1.6.	Pursuant to the provisions of this Clause 2, the Parties declare that the current amount to be paid by AGOMAB to GALCHIMIA as Rent, in exchange of the current number of Users of the Area, is set at 1,409.32.-€, for the Laboratory Area, and 1,004.07.-€, for the Office Area, being the total of both amounts of 2,413.39.-€ ("Renta Actual").

(...)”

Fourth.-	Deposit

The Parties agree to modify clause 3.1 of the Agreement, regarding the deposit (“fianza”), effective as of the date of signature of this Addendum II, whose wording shall hereinafter read as follows:

“3.1. As a guarantee of its obligations, at the moment of the signature of the Agreement, AGOMAB shall deliver to GALCHIMIA an amount equivalent to two (2) monthly payments of the agreed Rent, as a deposit. If applicable, once five (5) years of duration of the present Agreement have elapsed, GALCHIMIA may require that the deposit is increased, or AGOMAB that it is decreased, to the amount equivalent to two (2) monthly payments of the then-current Rent, as the case may be..”

For clarification purposes, the Parties hereby expressly acknowledge that AGOMAB did not deliver the amount of the deposit to GALCHIMIA at the execution of the Agreement and, therefore, it is in the interest of both Parties to regularize this situation. Accordingly, as of the date of this Addendum II, AGOMAB delivers the amount of 4,826.78.-€, as the Deposit, amount that is equivalent to two (2) monthly payments of Rent and, in turn, GALCHIMIA undertakes to deposit, at the [***], the amount of the aforementioned Deposit.

Fifth.-	Closing clause

All the provisions of the Agreement and the Addendum I shall remain in full force and effect, except for those that conflict with this Addendum II, as the latter shall prevail.

The legal regime applicable to this Addendum II in matters of jurisdiction, applicable law or any other circumstance not expressly regulated in this document shall be the same as the one provided for these matters in the Agreement.

2

In witness whereof, the Parties have signed this Addendum II in duplicate originals and for a single purpose, when applicable, as of the effective date and place indicated in the heading.

/s/ Ms. Carme Pampín Casal	/s/ Mr. Tim Knotnerus
GALCHIMIA, S.A. Ms. Carme Pampín Casal	AGOMAB SPAIN, S.L.U. AGOMAB THERAPEUTICS NV Mr. Tim Knotnerus

3

ADDENDUM III

TO THE NON-RESIDENTIAL LEASE AGREEMENT

This Addendum III is made in Touro on April 18th,, 2024 but shall have retroactive effect as of the 1st of January, 2024

By and between

On the one hand, GALCHIMIA, S.A. (hereinafter, “GALCHIMIA”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Ms. María do Carme Pampín Casal, holding Spanish ID number [***], in her capacity as Managing Director (“Consejera Delegada”).

And on the other hand, AGOMAB SPAIN, S.L.U. (hereinafter, “AGOMAB”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Mr. Tim Knotnerus, individual representing AGOMAB THERAPEUTICS NV, in its capacity as Sole Director.

Hereinafter, GALCHIMIA and AGOMAB may be referred to, jointly, as the “Parties” and, individually, as the “Party”.

The Parties mutually recognize each other as having the necessary legal capacity to bind themselves pursuant to the terms of the present Addendum III and, to that effect,

Whereas

I.	That on October 26th, 2021, GALCHIMIA and AGOMAB (formerly known as ORIGO BIOPHARMA, S.L.) entered into a non-residential lease agreement (“Contrato de arrendamiento para uso distinto del de vivienda”) by virtue of which GALCHIMIA, as lessor leases, to AGOMAB, as lessee, a specific area of the industrial building (“nave industrial”) described in the aforementioned agreement (hereinafter, the “Agreement”).

II.	That on July 15th, 2022, the Parties entered into an addendum amending the Agreement (the “Addendum I”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

III.	That on March 27th, 2023, the Parties entered into an addendum amending the Agreement (the “Addendum II”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

IV.	That by virtue of clause 2.1.4 c) of the Agreement, the Parties wish to enter into this addendum to the Agreement for the purpose of modifying the number of Users who will have access to the Area and the amount of the Rent / the number of Users who will have access to the Area, the amount of the Rent and the number of square meters of the Area to be leased (hereinafter, the “Addendum III”), all in accordance with the following:

Clauses

First.-	Definitions and construction

Unless otherwise provided in this Addendum III, those terms, definitions or words expressed in capital letters and not expressly defined in this Addendum III, shall be construed as set forth and defined for them in the Agreement.

Second.-	Leased area in the industrial building

The Parties agree to modify the Exhibit III a) of the Agreement, regarding the description of the leased Industrial Building, effective as of the date of execution of this Addendum III, whose wording shall hereinafter read as follows:

“

a.	Open-plan area of approximately 40 square meters of usable space, of which 20 m2 correspond to the laboratory area (“Espacio de Laboratorio") and 20 m2 correspond to the office area ("Espacio de Oficina"). The number of square meters stated herein is approximate and subject to change in accordance with the terms of this Agreement.”

Third.-	Number of users and amount of current rent

The Parties agree to partially modify clause 2.1 of the Agreement, regarding the rent, effective as of the date of signature of this Addendum III, the wording of which shall hereinafter read as follows:

“2.1.	Rent

2.1.1.	In consideration for the lease of the Area, AGOMAB shall pay to GALCHIMIA the amounts detailed below:

a.	In consideration for the use of the Office Area, AGOMAB shall pay a monthly rent of 255.00.-€ per User, as this term is defined in Clause 2.1.4 below.

(...)

c.	In addition, in consideration for the use of the Laboratory Area, AGOMAB shall pay a monthly rent of 750.00.-€ per User, as this term is defined in Clause 2.1.4 below.

The above amount includes the use of one (1) laboratory cabinet per user, fully equipped for the execution of small-scale chemical synthesis projects. In addition, the items listed in Clause 2.1.1 (b) above are also provided for AGOMAB 's use of the Laboratory Area.

(...)

2.1.5.	The Parties declare that, as of the date of this Agreement, the total number of Users amounts to six (6), which are distributed as follows:

a.	two(2) Users for the Laboratory Area, and

b.	three(3) Users for the Office Area.

2.1.6.	Pursuant to the provisions of this Clause 2, the Parties declare that the current amount to be paid by AGOMAB to GALCHIMIA as Rent, in exchange of the current number of Users of the Area, is set at 1,500.00.-€ for the Laboratory Area, and 765.00.-€, for the Office Area, being the total of both amounts of 2,265.00.-€ ("Renta Actual").

(...)”

Fourth.-	Deposit

The Parties agree to modify clause 3.1 of the Agreement, regarding the deposit (“fianza”), effective as of the date of signature of this Addendum III, whose wording shall hereinafter read as follows:

“3.1. As a guarantee of its obligations, at the moment of the signature of the Agreement, AGOMAB shall deliver to GALCHIMIA an amount equivalent to two (2) monthly payments of the agreed Rent, as a deposit. If applicable, once five (5) years of duration of the present Agreement have elapsed, GALCHIMIA may require that the deposit is increased, or AGOMAB that it is decreased, to the amount equivalent to two (2) monthly payments of the then-current Rent, as the case may be..”

For clarification purposes, the Parties hereby expressly acknowledge that AGOMAB did not deliver the amount of the deposit to GALCHIMIA at the execution of the Agreement and, therefore, it is in the interest of both Parties to regularize this situation. Accordingly, as of the date of this Addendum III, AGOMAB delivers the amount of 4,530.00.-€, as the Deposit, amount that is equivalent to two (2) monthly payments of Rent and, in turn, GALCHIMIA undertakes to deposit, at the [***] the amount of the aforementioned Deposit.

Fifth.-	Closing clause

All the provisions of the Agreement, the Addendum I and the Addendum II shall remain in full force and effect, except for those that conflict with this Addendum III, as the latter shall prevail.

The legal regime applicable to this Addendum III in matters of jurisdiction, applicable law or any other circumstance not expressly regulated in this document shall be the same as the one provided for these matters in the Agreement.

In witness whereof, the Parties have signed this Addendum III in duplicate originals and for a single purpose, when applicable, as of the effective date and place indicated in the heading.

/s/ Ms. Carme Pampín Casal	/s/ Mr. Tim Knotnerus
GALCHIMIA, S.A. Ms. Carme Pampín Casal	AGOMAB SPAIN, S.L.U. AGOMAB THERAPEUTICS NV Mr. Tim Knotnerus

ADDENDUM IV

TO THE NON-RESIDENTIAL LEASE AGREEMENT

This Addendum IV is made in Touro in February 6, 2025 but shall have retroactive effect as of the 1st of January, 2025

By and between

On the one hand, GALCHIMIA, S.A. (hereinafter, “GALCHIMIA”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Ms. María do Carme Pampín Casal, holding Spanish ID number [***], in her capacity as Managing Director (“Consejera Delegada”).

And on the other hand, AGOMAB SPAIN, S.L.U. (hereinafter, “AGOMAB”), a Spanish Company, with registered offices at [***], and holder of Spanish Tax Identification number [***], duly represented by Mr. Tim Knotnerus, individual representing AGOMAB THERAPEUTICS NV, in its capacity as Sole Director.

Hereinafter, GALCHIMIA and AGOMAB may be referred to, jointly, as the “Parties” and, individually, as the “Party”.

The Parties mutually recognize each other as having the necessary legal capacity to bind themselves pursuant to the terms of the present Addendum III and, to that effect,

Whereas

I.	That on October 26th, 2021, GALCHIMIA and AGOMAB (formerly known as ORIGO BIOPHARMA, S.L.) entered into a non-residential lease agreement (“Contrato de arrendamiento para uso distinto del de vivienda”) by virtue of which GALCHIMIA, as lessor leases, to AGOMAB, as lessee, a specific area of the industrial building (“nave industrial”) described in the aforementioned agreement (hereinafter, the “Agreement”).

II.	That on July 15th, 2022, the Parties entered into an addendum amending the Agreement (the “Addendum I”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

III.	That on March 27th, 2023, the Parties entered into an addendum amending the Agreement (the “Addendum II”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

IV.	That on April 18th, 2024, the Parties entered into an addendum amending the Agreement (the “Addendum III”) in which were modified the number of Users (“Usuarios”) that will have access to the Area (“Espacio”), the amount of the Rent (“Renta”) and the number of square meters of the leased Area.

V.	That by virtue of clause 2.1.4 c) of the Agreement, the Parties wish to enter into this addendum to the Agreement for the purpose of modifying the number of Users who will have access to the Area and the amount of the Rent / the number of Users who will have access to the Area and the amount of the Rent and the number of square meters of the Area to be leased (hereinafter, the “Addendum IV”), all in accordance with the following:

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Clauses

First.-	Definitions and construction

Unless otherwise provided in this Addendum IV, those terms, definitions or words expressed in capital letters and not expressly defined in this Addendum IV, shall be construed as set forth and defined for them in the Agreement.

Second.-	Number of users and amount of current rent

The Parties agree to partially modify clause 2.1 of the Agreement, regarding the rent, effective as of the date of signature of this Addendum IV, the wording of which shall hereinafter read as follows:

“2.1.	Rent

2.1.1.	In consideration for the lease of the Area, AGOMAB shall pay to GALCHIMIA the amounts detailed below:

a.	In consideration for the use of the Office Area, AGOMAB shall pay a monthly rent of 260.00.-€ per User, as this term is defined in Clause 2.1.4 below.

(...)

c.	In addition, in consideration for the use of the Laboratory Area, AGOMAB shall pay a monthly rent of 770.00.-€ per User, as this term is defined in Clause 2.1.4 below.

The above amount includes the use of one (1) laboratory cabinet per user, fully equipped for the execution of small-scale chemical synthesis projects. In addition, the items listed in Clause 2.1.1 (b) above are also provided for AGOMAB 's use of the Laboratory Area.

(...)

2.1.5.	The Parties declare that, as of the date of this Agreement, the total number of Users amounts to five (5), which are distributed as follows:

a.	three(3) Users for the Laboratory Area, and

b.	two(2) Users for the Office Area.

2.1.6.	Pursuant to the provisions of this Clause 2, the Parties declare that the current amount to be paid by AGOMAB to GALCHIMIA as Rent, in exchange of the current number of Users of the Area, is set at 2,310.00.-€ for the Laboratory Area, and 520.00.-€, for the Office Area, being the total of both amounts of 2,830.00.-€ ("Renta Actual").

(...)”

Third.-	Closing clause

All the provisions of the Agreement, the Addendum I, the Addendum II and the Addendum III shall remain in full force and effect, except for those that conflict with this Addendum IV, as the latter shall prevail.

The legal regime applicable to this Addendum IV in matters of jurisdiction, applicable law or any other circumstance not expressly regulated in this document shall be the same as the one provided for these matters in the Agreement.

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In witness whereof, the Parties have signed this Addendum IV in duplicate originals and for a single purpose, when applicable, as of the effective date and place indicated in the heading.

/s/ Ms. Carme Pampín Casal	/s/ Mr. Tim Knotnerus
GALCHIMIA, S.A. Ms. Carme Pampín Casal	AGOMAB SPAIN, S.L.U. AGOMAB THERAPEUTICS NV Mr. Tim Knotnerus

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